UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10863 Rockley Road Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of List

On February 26, 2014, Pernix Therapeutics Holdings, Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications Department (“NASDAQ”) stating that, as a result of the resignations of Cooper C. Collins, James E. Smith, Jr. and Anthem Blanchard from the Company’s Board of Directors and Audit Committee on February 21, 2014 (as previously disclosed by the Company in a press release issued on February 24, 2014 and in a Current Report on Form 8-K filed on February 26, 2014), the Company no longer complied with either the requirement that the Company’s Audit Committee have three independent members or the requirement that a majority of the Company’s Board of Directors be independent, as set forth in NASDAQ Listing Rules 5605(c)(2) and 5605(b)(1), respectively.

Under applicable NASDAQ Listing Rules, the Company has 45 calendar days to submit to NASDAQ a plan to regain compliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2).  Upon acceptance of the Company’s compliance plan, NASDAQ may grant the Company an extension of up to 180 calendar days from the date of the notification letter to evidence compliance with these rules.

The Company is actively pursuing independent director candidates and expects to fill the vacancies created by these resignations as soon as practicable. The Company intends to submit its plan to NASDAQ and take appropriate steps to regain compliance in the time allowed by NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: February 28, 2014	By	/s/ Tracy Clifford
Tracy Clifford
Principal Financial and Accounting Officer